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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM 8-K
            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):   January 9, 1997

                  INTERNATIONAL TECHNOLOGY CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

Delaware                      1-09037                        33-0001212
(State or Other        (Commission File Number)            (IRS Employer
Jurisdiction of                                           Identification
Incorporation)                                                  No.)


 23456 Hawthorne Boulevard
  Torrance, California                                       90505
(Address of Principal Executive Offices)                  (Zip Code)


   Registrant's telephone number, including area code: (310) 378-9933

                                  None

      (Former Name or Former Address, if Changed Since Last Report)



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Item 5.     Other Events.

As previously reported, on November 20, 1996, International Technology Corporation (the "Company") issued 45,000 shares of Cumulative Convertible Participating Preferred Stock, par value $100 per share (the "Convertible Preferred Stock"), and sold warrants (the "Warrants") to purchase 1,250,000 shares of common stock, par value $.01 per share (the "Common Stock"), for an aggregate purchase price of $45,000,000, to certain investors affiliated with The Carlyle Group (collectively, "Carlyle"), a Washington, D.C. based private merchant bank (the "Investment"). The Convertible Preferred Stock is convertible into Common Stock and had an initial conversion price of $8 per share. The Warrants had an exercise price of $12 per share.

The Investment triggered the right of holders of the Company's outstanding Depositary Shares (the "Depositary Shares"), each representing 1/100 of a share of 7% Cumulative Convertible Exchangeable Preferred Stock, par value $100 per share, to convert into a greater number of shares of Common Stock than that to which they are otherwise entitled (the "Special Conversion Right"). As previously reported, on November 25, 1996 the Company issued a notice to all holders of Depositary Shares, notifying such holders of the Special Conversion Right. The Special Conversion Right expired at the close of business, Boston, Massachusetts time, on January 9, 1997.
Holders of 344,308 Depositary Shares elected to convert such shares into shares of Common Stock. At the conversion rate of 1.9716 shares of Common Stock issuable upon conversion of each Depositary Share, the Company has issued 678,816 shares of Common Stock to those holders of Depositary Shares who exercised the Special Conversion Right.

As a result of the exercise of the Special Conversion Right by such holders of Depositary Shares, pursuant to the terms of the Certificate of Designations of the Convertible Preferred Stock, the conversion price of the Convertible Preferred Stock issued to Carlyle was adjusted to $7.59 and the exercise price of the Warrants was adjusted to $11.39 per share.

As a result of the conversion of the 344,308 Depositary Shares and the equivalent reduction in the number of Depositary Shares outstanding, the aggregate quarterly dividend payable on the Depositary Shares (at the rate of $.4375 per Depositary Share, as provided in Certificate of Designations for the Depositary Shares) will now be reduced to $899,365.25 per quarter from $1,050,000 per quarter.

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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              INTERNATIONAL TECHNOLOGY CORPORATION

Date:  January 17, 1997       By:________________________________
                                 Anthony J. DeLuca
                                 President and Acting Chief
                                 Executive Officer

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